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                                                                      EXHIBIT 23


                               VENATOR GROUP, INC.

                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders of Venator Group, Inc.

We consent to the incorporation by reference in the Registration Statements Numbers 33-10783, 33-91888, 33-91886, 33-97832, 333-07215, 333-21131, 333-62425
and 333-33120 on Form S-8 and Numbers 33-43334 and 33-86300 on Form S-3 of Venator Group, Inc. and subsidiaries of our report dated March 8, 2000 relating to the consolidated balance sheets of Venator Group, Inc. and subsidiaries as of January 29, 2000 and January 30, 1999 and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity and cash flows for each of the years in the three-year period ended January 29, 2000, which report appears in the January 29, 2000 Annual Report on Form 10-K of Venator Group, Inc. and subsidiaries.


                                                         /s/ KPMG LLP

New York, New York
April 21, 2000